Exhibit 99.1

FOR IMMEDIATE RELEASE

MOTIVE REPORTS SECOND QUARTER FINANCIAL RESULTS

AUSTIN, Texas, August 7, 2008 – Motive, Inc. (OTC: MOTV), a leading provider of service management software for broadband and mobile data services, today released unaudited and unreviewed second quarter financial results. On Monday, August 11, 2008, Motive will file with the Securities and Exchange Commission a Form 8-K providing more detailed financial information for the three months ended June 30, 2008.

For the three months ended June 30, total revenue was $19.4 million, up 24% compared with revenues of $15.6 million for the same period last year.

For the second quarter, the company reported a net loss of $2.1 million, or $(0.08) per share, a 67% reduction compared with a net loss of $6.5 million, or $(0.24) per share for the second quarter of 2007.

“We continue to make solid progress against operating and financial goals, sustaining the company on a growth path while moving closer to achieving our stated objectives of achieving profitability and positive cash flow,” said Alfred Mockett, Motive chairman and chief executive officer. “Continued focus on cost controls drove down operating expenses by 10% year over year, to $13 million for the period. Our overall gross margin improved to 57% from 50% compared to the same period last year.”

“Bookings of $15.9 million for the quarter were up 41% over the second quarter last year, resulting in a strong first half performance. We secured contracts with 26 individual customers across sales channels, products and geographies, including five new customers.,” said Mr. Mockett.

Company headcount was 295 at quarter-end, compared to 298 at March 31, 2008.

At quarter-end the company’s cash and short-term investments totaled $13.5 million, compared with $17.1 million at March 31, 2008. Historically second half cash performance is stronger than first half.

“With regard to the pending merger with Alcatel Lucent,” continued Mr. Mockett, “we remain on track to complete the transaction early in the fourth quarter of 2008. We have made steady progress towards satisfying the closing conditions and were pleased with the entry of final orders settling the shareholders class action and derivative lawsuits.”

As previously announced, Motive intends to file unaudited and unreviewed financial statements each quarter under Form 8-K until it is able to file audited and reviewed financial statements.

About Motive, Inc.

Motive provides service management software for broadband and mobile data services. Motive’s software is helping wireline, wireless, cable and satellite operators worldwide deliver a new generation of IP-based services that seamlessly integrate voice, video and data into a single, connected experience. With Motive, operators can leverage one service management platform to automate and remotely manage key customer touch points throughout the service lifecycle, across multiple services, networks and devices. The result is a consistent, unified experience for both customers and service providers that increases revenues from new and converged services, reduces fulfillment and support costs, and drives greater customer satisfaction and loyalty.

Motive and the Motive logo are trademarks or registered trademarks of Motive, Inc. All other products or services mentioned herein are trademarks of their respective holders.

Important Additional Information

Information in this press release regarding the Merger Agreement and the transactions contemplated thereby is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Motive’s common stock is only pursuant to the offer to purchase, letter of transmittal and related materials that Alcatel Lucent, or a subsidiary thereof, has filed with the SEC on Schedule TO. Motive has filed with the SEC and mailed to its stockholders a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 in connection with the Offer. Shareholders of Motive should read these materials carefully because they contain important information, including the terms and conditions of the Offer. Shareholder may obtain the offer to purchase, the letter of transmittal and related documents without charge from the SEC’s Website at www.sec.gov or from Motive’s Investor Relations department or the Investor Relations section of Motive’s website at http://ir.motive.com. Shareholders are urged to read carefully those materials prior to making any decisions with respect to the Offer.

Forward-Looking Statements

This press release contains certain forward looking statements, within the meaning of the federal securities laws, which are identified by the use of the words “believes”, “expects”, “anticipates”, “will”, “contemplates”, “would”, “should”, “may”, “estimate”, “intend”, “plan” and similar expressions that contemplate future events. These forward-looking statements are subject to risks and uncertainties that could cause our actual results or performance to differ materially from that indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, our history of operating losses and net losses, our ability to timely complete the restatement of our historical financial results and timely complete our financial statements for the years ended December 31, 2005, December 31, 2006 and December 31, 2007, and for interim periods since December 31, 2006, the ability of our new independent accounting firm to complete its audits and reviews of our financial statements, our ability to complete and file our delinquent SEC reports, the fact that our historical financial results are not finalized and are subject to change, the outcome of an ongoing SEC investigation, the completion of previously announced settlements of securities and shareholder derivative litigation, our ability to consummate the pending merger with Alcatel Lucent, and those additional risk factors and uncertainties discussed in our filings with the SEC, which are available at www.sec.gov. Statements included in this press release are based upon information known to us as of the date of this press release, and we assume no obligation to update any information contained in this press release.

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Contacts

For investors:

Mike Fitzpatrick

Motive, Inc.

(512) 531-1044 W

Mike.fitzpatrick@motive.com

For media:

The Torrenzano Group:

Al Bellenchia

Managing Director

(212) 681-1700 x 156

abellenchia@torrenzano.com

MOTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED AND UNREVIEWED)

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008
Revenue:
License fees	$13,628	$15,788	$24,138	$30,708
Services	1,935	3,577	4,232	7,273

Total revenue	15,563	19,365	28,370	37,981

Cost of revenue:
License fees	627	1,028	1,142	2,097
Amortization of acquired technology	550	—	1,100	—
Services	6,568	7,320	12,185	14,691

Total cost of revenue	7,745	8,348	14,427	16,788

Gross margin	7,818	11,017	13,943	21,193

Operating expenses:
Sales & marketing	5,559	4,327	10,362	8,157
Research & development	3,551	3,207	7,131	6,527
General & administrative	5,177	5,054	10,074	9,053
Amortization of intangibles	137	137	275	275
Shareholder and securities litigation settlements	—	275	—	275

Total operating expenses	14,424	13,000	27,842	24,287

Loss form operations	(6,606)	(1,983)	(13,899)	(3,094)
Interest income and expense, net	376	69	829	233
Other income (expense), net	(190)	(24)	(180)	191

Loss before income taxes	(6,420)	(1,938)	(13,250)	(2,670)
Provision for income taxes	96	201	200	290

Net loss	(6,516)	(2,139)	(13,450)	(2,960)

Basic and diluted loss per share	$(0.24)	$(0.08)	$(0.49)	$(0.11)

Shares used in computing basic and diluted loss per share	27,611	27,687	27,596	27,675

MOTIVE, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED AND UNREVIEWED)

(in thousands, except per share amounts)

	December 31, 2007	June 30, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$21,410	$13,486
Short-term investments	4,042	—
Accounts receivable, net	9,258	8,543
Prepaid expenses and other current assets	4,491	4,151

Total current assets	39,201	26,180

Property and equipment, net	3,442	2,958
Goodwill	39,656	39,656

Other intangibles, net	573	298
Other assets	1,189	1,922

Total assets	$84,061	$71,014

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$3,043	$3,375
Accrued liabilities	20,642	13,883
Deferred revenue	43,104	40,184
Financing obligation payable	133	—

Total current liabilities	66,922	57,442
Deferred revenue	23,947	22,244

Total liabilities	90,869	79,686

Stockholders equity (deficit)	(6,808)	(8,672)

Total liabilities and stockholders equity (deficit)	$84,061	$71,014